SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (“Agreement”) is made and entered effective as of the date and year last set forth below by and between the persons listed on Schedule “B” hereto (the “Seller”). Euroclub Holding Limited (“Euroclub”) of Flat 3, St. Francis Building, Ball Street, St. Julians, STJ 3121, Malta and Sterling Group Ventures Inc. (the "Buyer") of Suite 904 –1455 Howe Street, Vancouver, B.C. V6Z 1C2 as Purchaser.

WHEREAS, the Seller owns an undivided interest in Euroclub and all ancillary assets of whatsoever nature and kind associated with Euroclub including but not limited to all land, buildings, fixtures, chattels, equipment and fittings used in connection therewith and owned by the Seller and all documentation, consulting work, computer programs, reports, financial information, business licenses, know how, electronic and/or media virtual platforms, patents and/or copyrights and all other assets of whatsoever nature and kind related to the properties and operations all as more clearly defined in Schedule “A” attached (the "Business Assets").

WHEREAS, the Seller desires to sell, and the Buyer desires to purchase, Euroclub, all on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of these premises, of the covenants and conditions herein, and of other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Purchase and Sale of Euroclub. At the closing, for the consideration specified herein, and on the terms and subject to the conditions otherwise stated herein, the Seller shall sell, transfer and deliver to the Buyer, and the Buyer shall, purchase, pay for and acquire from the Seller, up to 100% of the shares of Euroclub. It is of the essence of this Share Exchange Agreement that Euroclub represents One Hundred (100%) Percent ownership of the Seller in the Business Assets and corporate entities comprised therein and that neither the Seller, nor any third party, is retaining any interest in the Business Assets. The Buyer understands that at the date of signing hereof only 91.17% of the shares are available for sale. Should the transaction complete with only 91.17%, any and all exchange consideration will be reduced pro rata. In addition, the Buyer will undertake to raise $200,000 for Euroclub through a private placement to be completed immediately after the closing. The Purchaser will work together with the Seller to raise an additional financing after the closing through the exercise of warrants or private placement or combination thereof.

Section 2. Purchase Price. The agreed upon purchase price for Euroclub is the issuance upon closing to the Seller of 170,285,696 of the (then to be issued and outstanding) common share capital of the Buyer together with 791,500 units, each unit consisting of one of the (then to be issued and outstanding) Series "A" preferred share capital and five of the (then to be issued and outstanding) Series “E” warrants of the Buyer per common share issued pursuant to the terms of the Series “A” preferred shares as described in Schedule “C”

Other Shares

If and to the extent that a Seller has any absolute, contingent, optional, pre-emptive or other right to acquire shares in Euroclub’s capital, that Seller shall be conclusively deemed, as and from Closing, to have transferred the same to the Buyer to the fullest extent permitted by law, and to otherwise hold the same in trust for and at the direction of the Buyer. Should for any reason the Seller not be able to transfer and sell any portion of the shares in Euroclub's capital stock then the Seller will have three weeks to arrange for whatever shares it cannot sell, to become part of the sale and exchange hereunder. If the Seller cannot arrange for the sale of 100% of Euroclub's capital stock hereunder than it shall provide waivers from the non selling shareholders of any rights they may have to purchase the shares that are being sold. Should such waivers not be received and sent to Buyer than Seller may not sell any shares of Euroclub's capital stock to third parties without Buyer's express, written consent which consent shall be at Buyer's sole discretion. Upon the effluxion of three weeks without the remaining shares of Euroclub becoming part of the sale and share exchange hereunder, then Buyer shall have the right to demand full repayment of any funding hereunder made by it to Euroclub or the Sellers, upon written demand sent to the Sellers, Euroclub and/or the Sellers shall have one month to repay the funds.

Resale Restrictions

The Sellers acknowledge, agree and confirm that the Buyer’s Shares issued to such Sellers as set forth below shall be subject to certain resale restrictions within Canada and the United States and that the Buyer's Shares have not been and will not be registered under the United States Security Act of 1933, as amended or the securities laws of any state and cannot be sold, transferred or otherwise disposed of in the United States or to U.S. Persons except in transactions exempt from registration under such laws. The Sellers further acknowledge, agree and confirm that the certificates representing the Buyer’s Shares referred to in Part 2 shall bear a legend to reflect the terms of this Agreement.

Section 3. Closing Date. Time is of the utmost essence in closing the transactions contemplated hereunder. The closing shall take place on the earlier of October 31, 2016 or the date upon which all closing documentation and requirements have been completed (the “Closing Date”), at the offices of the Buyer, or at such other time and place as the parties may mutually agree in writing.

Section 4. Closing Exchange.

At the closing, the Seller shall deliver to the Buyer, (free and clear of all liens, claims and debts, except for the Big Stack Technology Inc. debt agreement) assignments, transfers, deeds, quit claims, novation agreements, cancelled share certificates upon transfer, new share certificates upon transfer, minute books, written approvals to this transaction (where required) and any and all other documentation reasonably required to transfer all right and interest in Euroclub Holding Limited from the Seller to the Buyer and to confirm the consummation of the transactions contemplated by this Agreement.

Section 5. Seller’s Representations and Warranties. Each of the parties comprising the Seller jointly and severally represents and warrants to the Buyer and agrees with it as follows:

(a)     each of the Sellers has due and sufficient right, power and authority to enter into this Agreement on the terms and subject to the conditions herein set forth and to collectively transfer the legal and beneficial title and ownership of the Euroclub Shares to the Buyer free from all restrictions and claims or as otherwise stated in this Agreement;

(b)     the Sellers and/or Euroclub have incurred no obligation or liability, contingent or otherwise, for brokers; or finders’ fees in respect of the transactions contemplated by this Agreement for which the Buyer or Euroclub will have any obligation or liability whatsoever;

(c)     Euroclub is not indebted to the Sellers or any affiliate, or any director or officer of Euroclub or any affiliate other than as disclosed in the Euroclub Financial Statements, which Statements include a debt agreement with Big Stack Technology Inc.;

(d)     no payments of any kind have been made or authorized since the date of the Closing Financial Statements to or on behalf of the Sellers or to or on behalf of officers, directors, shareholders or employees of Euroclub or under any management agreements with Euroclub save and except in the ordinary course of business and at the regular rates of salary or management fees payable to them and as fully prior disclosed in writing to the Buyer;

(e)     upon the Closing, Buyer will have good, valid and marketable title to the Euroclub Shares free and clear of all Encumbrances and of all rights of creditors under applicable bulk sales, bankruptcy or insolvency legislation or of any trustee appointed thereunder and none of Sellers will have any interest, legal or beneficial, direct or indirect, in any of the Euroclub Shares;

(f)     there is no written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement, for the purchase of the Euroclub Shares other than this Agreement.

Section 6. Representations and Warranties of Euroclub Officers. The Euroclub Officers jointly and severally represent and warrant to Buyer that:

(a)	Euroclub

a)	is a company incorporated, duly organized and validly existing as a company under the laws of Malta

b)	is in good standing with respect to its filings of annual reports with Malta;

c)

is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its assets makes such qualification necessary, except where failure to do so would not have a material adverse effect on the Business Assets, taken as a whole;

d)

has the corporate power and authority to carry on the business carried on by it, to own, operate and lease its assets, to execute and deliver this Agreement, to complete all of the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations herein set forth;

e)	has not acquired any property from a person with whom it was not dealing at arm’s length for which fair market value was not paid; or

f)	has not disposed of anything to a person with whom Euroclub was not dealing at arm's length for proceeds of not less than the fair market value thereof,

g)

has made all elections required to be made under any tax legislation having jurisdiction over the Sellers, Euroclub and/or its Business Assets in connection with any distributions by Euroclub and all such elections were true and correct;

h)

none of the execution and delivery of this Agreement, the completion of the transactions contemplated hereby or thereby, or the observance and performance by Sellers of their covenants and obligations herein or therein set forth will:

i)	conflict with, or result in a breach of, or violate any of the terms, conditions or provisions of the constating documents of Euroclub;

j)

conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority of Malta, the United States, Canada or any other country or any political subdivision thereof, including any governmental department, commission, bureau, board or administrative agency thereof to which Euroclub is subject;

k)

give to any other person, after the giving of notice or otherwise, any right of termination, cancellation or acceleration in or with respect to any agreement, contract, lease, indenture, other instrument, commitment or indenture to which Euroclub is a party, is subject or derives benefit, other than under such agreements, contracts, leases, indentures, other instruments, commitments or indentures with respect to which all necessary consents, approvals, waivers and releases in respect of such rights of termination, cancellation or acceleration and referred to in this Agreement Euroclub is required, pursuant to the terms of this Agreement, to deliver to the Buyer on Closing; or

l)

give to any government or governmental authority of Malta, the United States, Canada or any other country or any political subdivision thereof, including any governmental department, commission, bureau, board or administrative agency thereof any right of termination, cancellation or suspension of, or constitute a breach of, or result in a default under any permit, license, consent or authority and which is necessary or desirable in connection with the ownership by the Buyer of the Euroclub Shares or the conduct and operation of the Business Assets by the Buyer following Closing except for such breaches or defaults, if any, which, when taken together with any similar breach or default, would not have a material adverse effect singularly or in the aggregate on the ownership of the Euroclub Shares or the conduct and operation of the Business Assets by the Buyer following Closing;

m)

all necessary corporate action on the part of the directors and shareholders of Euroclub has been taken to authorize and approve the execution and delivery of this Agreement, and any agreements, indentures or commitments to be entered into by Euroclub pursuant to this Agreement and the completion of the transactions contemplated herein or therein and the observance and performance by Sellers of their covenants and obligations contained herein or therein, and each of this Agreement and such other agreements constitutes a valid and binding obligation of, and which is enforceable against, Sellers;

(b)

no authorization, approval, order, licence, permit or consent of any governmental authority, regulatory body or court, of Malta, the United States, Canada or any other country or any political subdivision thereof, and no registration with, declaration or notice to or filing by Euroclub with any such governmental authority, regulatory body or court is required in order for Euroclub to:

a)	incur the obligations expressed to be incurred by it in or pursuant to this Agreement;

b)	execute and deliver all other documents and instruments to be delivered by it pursuant to this Agreement;

c)	duly perform and observe the terms and provisions of this Agreement; or

d)	render this Agreement, legal, valid, binding and enforceable against Sellers;

e)

the corporate records of Euroclub, as required to be maintained by it, pursuant to the corporation laws under which it was incorporated, or under which it owns assets or carries on business are accurate, complete and up-to-date in all material respects;

f)

the issued and outstanding capital of Euroclub consists of that number of shares as detailed in Schedule “B” and all such issued share capital has been duly and validly issued and is outstanding as fully paid and non-assessable;

(c)

except as disclosed and delivered to the Buyer, there are no shareholder agreements, proxies, pooling agreements, voting trust agreements or similar agreement among the Sellers with respect to the Euroclub Shares Euroclub and all necessary corporate actions and proceedings have been taken by each of them to authorize the execution and delivery of this Agreement and to perform all of their respective obligations hereunder;

(d)	no person, firm or corporation has any agreement, option or right, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option:

(e)

to require Euroclub to issue any further or other shares in its capital or any other security convertible (except for the Big Stack Technology Inc. debt agreement allowing for up to $700,000 in debt to be converted) or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in its capital; or

(f)	for the issue or allotment of any of the authorized but unissued shares in the capital of Euroclub; or

(g)	to require Euroclub to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital; or

(h)	to purchase or otherwise acquire any of the Euroclub Shares;

(i)

Euroclub has no subsidiaries and has no agreement of any nature to acquire any subsidiaries or to acquire or lease any other business operations other than those already disclosed and will not, prior to the Closing Date, acquire, or agree to acquire, any subsidiary or business without the prior written consent of the;

(j)

except as disclosed, Euroclub is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which Euroclub agrees to carry on any part of the Business Assets or any other activity in such manner or by which Euroclub agrees to share any revenue or profit with any other person;

(k)

Euroclub is not a party to or bound by any agreement which would restrict or limit its right to carry on any business or activity or to solicit business from any person or in any geographical area (except for an exclusive software license to Big Stack Technology Inc, for the USA market) or otherwise to conduct the Business Assets as Euroclub may determine. Euroclub is not subject to any legislation or any judgment, order or requirement of any court or government authority which is not of general application to persons carrying on a business similar to the Business Assets. To the best of the knowledge of the Euroclub Officers, there are no facts or circumstances which could materially adversely affect the ability of Euroclub to continue to operate the Business Assets as presently conducted following the completion of the transactions contemplated by this Agreement;

(l)

except as disclosed, agreements to which Euroclub is a party or by which it is bound under which the right to manufacture, use or market any product, service, technology, information, data, computer hardware or software or other property has been granted, licensed or otherwise provided to Euroclub or by Euroclub to any other person, or under which Euroclub has been appointed or any person has been appointed by Euroclub as an agent, distributor, licensee or franchisee for any of the foregoing has been provided to the Buyer and all are complete and correct copies.

(m)	None of the agreements grant to any person any authority to incur any liability or obligation or to enter into any agreement on behalf of Euroclub;

(n)

except as disclosed, Euroclub has good, valid and marketable title to the Business Assets free and clear of all Encumbrances and rights of creditors under applicable bulk sales, bankruptcy or insolvency legislation or any trustee appointed thereunder and in respect of the Business Assets which are contracts and leases, Euroclub has good and valid title to such contracts and leases;

(o)	with respect to each Euroclub Contracts:

(p)	each is a valid and subsisting contract, in full force and effect and is binding on the parties thereto;

(q)

to the knowledge of the Euroclub Officers, there is no outstanding material dispute or potential or impending material dispute under any Euroclub Contract or any reason or ground whatsoever for the parties to Euroclub Contracts to terminate such Euroclub Contracts by reason of Euroclub entering into this Agreement or otherwise;

(r)

the payments reserved under each Euroclub Contract have not been demanded, collected, accepted or paid in advance of the time for payment thereof save and except any advance payment received from customers which are categorized as deferred revenue in the Euroclub Financial Statements; and

(s)

the Euroclub Contracts and contracts with those employees referred to in this Agreement are all of the agreements, contracts, leases, indentures, other instruments or commitments which Euroclub has entered into or will enter into on the Closing Date in connection with the Business Assets and which are material to the Business Assets;

(t)	the Assets constitute all of the property and assets necessary for the conduct of the Euroclub business as it is currently being conducted;

(u)

Euroclub now holds all permits, licences, consents and authorities issued by any government or governmental authority of Malta, the United States of America, Canada or any other country or any State thereof, or any political subdivision thereof, including, without limitation, any governmental department, commission, bureau, board, or administrative agency, which are necessary or desirable in connection with the ownership of the Business Assets and the conduct and operation of Euroclub's business and Euroclub is not in breach of or default under any term or condition of any thereof except for such breaches or defaults, if any, which, when taken together with any similar breach or default, would not have a material adverse effect singularly or in the aggregate on the ownership of the Business Assets or the conduct and operation of Euroclub's business by the Buyer following Closing;

(v)

there is no outstanding work relating to the Business Assets required by any federal, provincial, regional, municipal or local authority bearing jurisdiction or any matters under discussion with any such authority relating to such work;

(w)

there is no commitment for any capital expenditure out of the ordinary course of business and in any event there is no capital expenditure for which the Buyer may be liable upon transfer of the Euroclub Shares to the Buyer as contemplated by this Agreement;

(x)

since inception, Euroclub has carried on Euroclub's business and conducted its operations and affairs only in the ordinary and normal course, consistent with past practice, and except as contemplated by or pursuant to this Agreement:

a)

there has been no change in the affairs, business, operations or condition of the Business Assets or the Euroclub business, financial or otherwise, whether arising as a result of any legislative or regulatory change, revocation of any licence or right to do business, fire, explosion, accident, casualty, labour trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, except changes occurring in the ordinary course of business and which changes have not materially and adversely affected the Business Assets or the Euroclub business;

b)

except as disclosed, there has not been any material obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by Euroclub, other than in the ordinary and normal course of the Euroclub business or as disclosed in the financial statements;

c)

except as disclosed, there has not been any licence, sale, assignment, transfer, disposition, pledge, mortgage or granting of a security interest or other Encumbrance on or over any property or assets of Euroclub, other than in the ordinary and normal course of the Euroclub business;

d)	there has not been any proceeding taken by or on behalf of Euroclub to authorize any of the matters referred to above in this Agreement

(y)

the Euroclub Financial Statements have been prepared in accordance with IFRS, the balance sheet contained therein present the financial condition of Euroclub as at the date thereof and the statements of income and retained earnings contained in the Euroclub Financial Statements present fairly the results of operations of Euroclub for the periods covered thereby;

(z)	on the Closing Date, Euroclub will have delivered to the Buyer the Closing Financial Statements;

(aa)

Euroclub has duly and timely filed all tax returns required to be filed by it and has paid all income taxes, corporation capital taxes, social services taxes, federal sales taxes, excise taxes, business and property taxes and all other rates, charges, levies, duties, fees, assessments and re- assessments and all other taxes, governmental charges, penalties, interest and fines due and payable to any level of government by it on or before the date hereof; that the federal and provincial tax liabilities of Euroclub have been reviewed and determined by the relevant national authorities and by the relevant state authorities for all fiscal years up to and including the fiscal year ended 2015; that adequate provision has been duly made for taxes payable for the current period and for the fiscal year ended 2016, for which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of a tax, governmental charge or deficiency against Euroclub; that there are no actions, suits, proceedings, investigations or claims now pending or, to the best of the Euroclub Officers knowledge, threatened against Euroclub in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charge or assessments asserted by any such authority; that Euroclub has withheld from each payment made to any of its officers, directors and employees, the amount of all taxes, including but not limited to income tax, and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officer within the time required under any applicable tax legislation;

(bb)	to the best of the knowledge of Euroclub Officers, there are no grounds which would prompt an assessment or reassessment by any taxing authority, which relate to or affect Euroclub;

(cc)

all accounts receivable recorded on the books of Euroclub except for those that have been specifically provided for in the books of the Euroclub are bona fide and good and, subject to the allowance for doubtful account reflected in the Closing Financial Statements, collectable without set-off or counterclaim;Assets

(dd)

there is no collective bargaining agreement or certification affecting any employees in respect of the Business Assets and there is no other contract or agreement under which the Buyer may become liable to provide benefits to any of the employees except as disclosed herein;

(ee)

there is no labour disturbance, grievance, dispute, arbitration or strike involving any employee of the Business Assets existing, pending, or to the best of the knowledge of the Euroclub Officers, threatened;

(ff)

except as disclosed, there are no liabilities, contingent or otherwise, of any kind whatsoever relating to the Business Assets or the Euroclub business arising out of any matter or circumstance existing before Closing Date, whether or not accrued and whether or not determined or determinable, in respect of which Euroclub may become liable after the Closing, except those liabilities:

(gg)	disclosed or reflected in the Euroclub Financial Statements; and (ii) incurred by Euroclub in the normal and ordinary course of business since December 31, 2015;

(hh)

the trade names and trade marks and all copyrights (registered or unregistered), industrial designs (registered or unregistered), inventories, patents, franchises and licenses presently in use in connection with carrying on the Business Assets and the Euroclub business are beneficially owned or licensed by Euroclub, as the case may be, with the sole and exclusive right to use the same in connection with the Business Assets and Euroclub Officers are not aware of any challenge to any such rights or any action or threat of action by any Person for infringement;

(ii)

all books and records provided by Euroclub pursuant to this Agreement fairly and correctly set out and disclose in all material respects the financial position of the Business Assets to date and all material financial transactions relating to the Business Assets and all of such information has been accurately recorded in all material respects;

(jj)	all information set out in the Schedules to this Agreement is accurate and correct in all material reports;

(kk)

Euroclub does not carry on any business other than the Business Assets and Euroclub has no liability or obligation direct or indirect contingent or otherwise to any Person other than in connection with such Business Assets;

(ll)

except as disclosed, Euroclub has no loans or indebtedness outstanding which have been made to directors, former directors, officers, shareholders and/or employees of Euroclub or to any person or corporation not dealing at arm’s length (as such term is construed under the U.S. Tax Act) with any of the foregoing;

(mm)

all certificates of Euroclub delivered to the Buyer and its representatives pursuant to this Agreement, and the information contained in each, will be determined to be part of the representations and warranties of the Euroclub Officers contained in this Agreement;

(nn)

except as described in the Euroclub Contracts, there are no outstanding warranties, contracts or other obligations with or to customers or other users of the products of the Business Assets and Euroclub is not required to provide any bonding or other financial security arrangements in connection with any transactions with any of its customers or suppliers relating to the Business Assets, whether or not in the ordinary course of business;

(oo)

the list of Current Liabilities as set out in the Financial Statements are true, complete and correct in all material respects and accurately sets out all current liabilities of Euroclub at the Closing Date;

(pp)	from December 31, 2015, to the date hereof Euroclub has not sold or disposed of any material Equipment of Euroclub

(qq)

to the best of the knowledge of the Euroclub Officers, there are no such actions, suits, or proceedings pending or threatened against or affecting Euroclub or any of the Business Assets, at law or in equity or before or by any federal, provincial or municipal or other governmental department authority, court, commission, board, bureau, agency or instrumentality or officer, domestic or foreign, or by or before any arbitrator or arbitration board. To the best of the knowledge of the Sellers, there is no ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success. In particular, there are no warranty claims or product liability claims pending or, to the best of the knowledge of the Sellers, threatened, against Euroclub, and there is no ground upon which any such claims might be made with any reasonable likelihood of success; and

(rr)

on Closing and thereafter no Person will be able to successfully enforce any claim against Euroclub or the Business Assets under any bankruptcy, fraudulent preference or fraudulent conveyance legislation by virtue of or arising out of the transactions contemplated by this Agreement and not by virtue of nor arising as a consequence of the financial position of Euroclub.

Section 7. Representations and Warranties of Intellectual Property.

The Euroclub Officers jointly and severally represent and warrant to the Buyer that:

(a)     except as disclosed, Euroclub has good and valid title to all of the intellectual property included in the Business Assets, free and clear of any and all Encumbrances, except in the case of any intellectual property licensed to Euroclub and complete and correct copies of all agreements whereby any rights in any of the intellectual property have been granted or licensed to Euroclub have been provided to the Buyer. No royalty or other fee is required to be paid by Euroclub to any other person in respect of the use of any of theintellectual property except as provided in such agreements delivered to the Buyer. Euroclub has the exclusive right to use all of the intellectual property and has not granted any license or other rights to any other person in respect of such intellectual property. Complete and correct copies of all agreements whereby any rights in any of the intellectual property have been granted or licensed by Euroclub to any other person have been provided to the Buyer;

(b)     except as disclosed, there are no restrictions on the ability of Euroclub or any successor to or assignee from Euroclub to use and exploit all rights in the intellectual property. All statements contained in all applications for registration of the intellectual property were true and correct as of the date of such applications. Each of the trade marks and trade names included in the intellectual property is in use. None of the rights of Euroclub in the intellectual property will be impaired or affected in any way by the transactions contemplated by this Agreement;

Section 8. Covenants of Sellers

Sellers covenant to and agree with Buyer as follows:

(a)

upon Closing, and as may be reasonably requested thereafter, Sellers will do and execute, or cause and procure to be made, done and executed, all such further acts, deeds or assurances as may be reasonably required by Buyer whether for more effectually and completely vesting in the Buyer the interest in the Euroclub Shares being hereby conveyed or transferred in accordance with the terms hereof or for the purpose of registration or otherwise;

(b)	as soon as Sellers have determined that a state of facts may exist which may result in:

a)	a representation or warranty contained in this Agreement being untrue or incomplete at the Closing; or

b)	any breach of a closing condition;

c)	it will bring such state of facts to the attention of the Buyer;

(c)

Sellers will diligently take all reasonable steps required to obtain, before Closing, all necessary releases, waivers, consents and approvals as may be required to validly and effectively transfer control of Euroclub and the Euroclub Shares to Purchaser pursuant to the terms of this Agreement, including:

a)	such written consents and approvals as may be required under the Euroclub Contracts and agreements with respect to the intellectual property;

b)	and all such releases, waivers, consents and approvals will be in a form, and upon such terms, as will be reasonably acceptable to both Euroclub’s Counsel and Buyer’s Counsel;

(d)

the Sellers will not in any way damage or harm the goodwill of Euroclub through the making of any representations or other disclosures to third parties regarding Euroclub, its business and affairs, unless required to do so by law or as permitted, in writing, by Buyer; and

(e)	Euroclub Officers covenant to and agree with Buyer as follows:

a)	on or before the Closing Date, Euroclub will deliver the Closing Financial Statements to the Buyer;

b)

that between the date hereof and the Closing Date, Euroclub will maintain in full force and effect all policies and contracts of insurance which are now in effect under which any of its Business Assets are insured in all relevant jurisdictions;

Section 9. Representations and Warranties by the Buyer. The Buyer represents and warrants to the Seller and agrees with it as follows:

(a)

Qualification to Purchase. The Buyer is qualified to purchase Euroclub and to own and operate, the Business Assets. To the Buyer’s knowledge there is no impediment to the consummation by the Buyer of the transactions contemplated under this Agreement,

(b)

(b) Disclosure.  No representation or warranty by the Buyer in this Agreement, nor any statement or certificate furnished or to be furnished to the Seller, pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

(c)     This Agreement constitutes the legal, valid, and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms. The execution, delivery, and performance by the Buyer of this Agreement does not and will not violate the corporate charter or bylaws of the Buyer, or any law, order, decree, rule, or regulation applicable to the Buyer, or any contract, license, or other agreement or instrument to which the Buyer is a party or by which it may be bound.

(d)     There are no actions, suits, or proceedings (including, without limitation, administrative proceedings or orders) pending or to the knowledge of the Buyer threatened against or affecting the Buyer other than those disclosed to the Seller, at law or in equity, before or by any governmental authority, and to the best of the Buyer ’s knowledge, after due inquiry of its owners, employees and agents, if any, they are not in default with respect to any order, writ, injunction, decree, or demand of any court or governmental authority.

(f)     Buyer agrees to the appointment of certain third parties (to be discussed) to its Board of Directors after closing of the transaction set up in this agreement.

Section 10. Buyer’s Conditions Precedent to Closing.The obligations of Buyer to consummate this Agreement shall be subject to each of the following conditions precedent, unless expressly waived by the Buyer at the closing:

(a) The Board of Directors of Seller shall have approved this Agreement and the further transactions and agreements contemplated hereunder.

(b) Seller shall have obtained all necessary governmental and regulatory approvals to consummate the transactions contemplated hereunder (except where this agreement states otherwise and utilizes an escrow arrangement).

(c) The representations, warranties and agreements made by the Seller herein shall be true, correct and complete at the closing, and Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required to be performed or complied with by them at or before closing.

(d) The Buyer shall have accepted and agreed to the financial information relating to Euroclub Holding Limited updated to closing and delivered to the Buyer prior to closing and shall have accepted as satisfactory.

Section 11. Seller’s Conditions Precedent to Closing. The obligations of Seller to consummate this Agreement shall be subject to the following conditions precedent, unless expressly waived by the Seller at the closing:

(a) The Board of Directors of the Buyer shall have approved this Agreement and the further transactions and agreements contemplated hereunder.

(b) Buyer shall have obtained all necessary regulatory approvals, if any, to consummate the transactions contemplated hereunder.

(c) The representations, warranties and agreements made by the Buyer herein shall be true, correct and complete at the closing, and Buyer shall have performed, satisfied and complied with all covenants, agreements and conditions required to be performed or complied with by it at or before closing.

(d) The Sellers shall have accepted and agreed to the information disclosed in the 10-Q filed with the SEC on Oct. 14, 2016 relating to the Buyer and delivered to the Sellers prior to closing and shall have accepted as satisfactory.

Section 12. Indemnification by Seller.

(a)

Subject to the provisions of Section 20, in the event that the transactions contemplated hereby are completed at the Closing, the Sellers agree to indemnify and hold each of the, Buyer its employees, officers, directors and agents harmless from and against any and all claims, demands, actions, causes of action, liabilities, obligations, damages, costs, fines, penalties or expenses of whatever kind or nature, including lawyers’ costs on a solicitor and client basis and accountants’ fees and expenses, court costs and all other all out-of-pocket expenses, relating to, arising out of or in any way connected with:

(i)

the breach of any warranty or the inaccuracy of any representation of Sellers contained or referred to in this Agreement or in any agreement, instrument or document by or on behalf of the Sellers in connection therewith, subject to the time limitations set forth in Section 20 and

(ii)	the breach of any obligation, covenant or agreement of the Sellers contained in this Agreement, subject only to applicable limitation periods imposed by law.

Section 13. Indemnification by the Buyer.

(a)

Subject to the provisions of Section 21, in the event that the transactions contemplated hereby are completed at the Closing, the Buyer agrees to indemnify and hold the Sellers and its employees, officers, directors and agents harmless from and against any and all claims, demands, actions, causes of action, liabilities, obligations, damages, costs, fines, penalties or expenses of whatever kind or nature, including lawyers’ costs on a solicitor and client basis and accountants’ fees and expenses, court costs and all out-of-pocket expenses, relating to, arising out of or in any way connected with:

(i)	the breach of any warranty or the inaccuracy of any representation of the Buyer contained in this Agreement subject to the time limitations set forth in Section 21 and

(ii)	the breach of any obligation, covenant or agreement of the Buyer contained in any other provision of this Agreement subject only to applicable limitation periods imposed by law.

Section 14. Investigations.

(a)	Between the date hereof and the Closing Date, Sellers will, during normal business hours:

(i)	provide to the officers, employees, representatives and professional advisors of Buyer access to the Land and Buildings and to all the books and records of Euroclub and any affiliate thereof;

(ii)

permit all such persons, or cause all such persons to be permitted, to examine the Business Assets as to their construction, maintenance, operating condition and compliance with the description set out in the Schedules to this Agreement and the representations and warranties herein; and

(iii)

co-operate in every way with Buyer and such persons in order to enable Buyer to complete a full and thorough examination and verification of such physical assets and books and records before the Closing Date;

provided that Buyer will use reasonable efforts to ensure that all such persons are governed by confidentiality restrictions similar to those governing Buyer.

(b)	In carrying out such examination and verification, Buyer and such persons will cause as little interference as possible with the operations of Euroclub.

(c)	Such examination and verification will, notwithstanding the conduct thereof, in no way affect or limit the scope and extent of the representations, warranties and covenants set out in this Agreement.

Section 15. Further Assurances.

Should any property or right intended to be transferred hereunder not be transferred to Buyer on Closing, Sellers will hold such property or right as bare trustee in trust for and at the sole cost of Buyer from the Closing Date until such property or right is effectually transferred.

Section 16. Conditions for Buyer’s Benefit.

(a)	The obligations of Buyer under this Agreement will be subject to the satisfaction at the Closing of the following conditions:

(i)	Sellers deliver to Buyer the documents required to be delivered pursuant to this Agreement;

(ii)

Sellers perform and satisfy, or cause to be performed and satisfied, in all material respects all of the covenants and conditions required by this Agreement to be performed or satisfied by them on or before the Closing Date;

(iii)	since the date of the Closing Financial Statements, no event has occurred or condition or state of facts of any character has arisen which has had a material adverse effect upon the Business Assets

(iv)

no injunction or restraining order of a court or administrative or regulatory tribunal or authority of competent jurisdiction or otherwise, is in effect prohibiting the transactions between the parties contemplated hereby and no action or proceeding is pending before any such court or administrative tribunal to restrain or prohibit the transactions contemplated hereby;

(v)

the representations and warranties made herein by Sellers, except as otherwise provided in this Agreement, are true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date except in so far as such representations and warranties are given as of a particular date or period;

(vi)	If one or more of the conditions set forth is not satisfied, Buyer will be entitled forthwith to terminate this Agreement without liability or expense of Buyer to Sellers.

Section 17. Conditions for Sellers’s Benefit.

(a)	The obligations of Sellers under this Agreement will be subject to the satisfaction at the Closing of the following conditions:

a)	Buyer delivers to Sellers the documents required to be delivered pursuant to this Agreement;

b)

no injunction or restraining order of a court or administrative or regulatory tribunal or authority of competent jurisdiction is in effect prohibiting the transactions between the parties contemplated hereby and no action or proceeding is pending before any such court or administrative tribunal to restrain or prohibit the transactions contemplated hereby;

c)

the representations and warranties made herein by Buyer are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date except in so far as such representations and warranties are given as of a particular date or period;

d)

Buyer performs and satisfy, or cause to be performed and satisfied, in all material respects all of the covenants and conditions required by this Agreement to be performed or satisfied by it on or before the Closing Date;

e)

since October 31, 2016, no event has occurred or condition or state of facts of any character has arisen which has had a material adverse effect upon the assets or business of Buyer and its subsidiaries on a consolidated basis.

f)	If one or more of the above conditions set forth is not satisfied, Sellers will be entitled forthwith to terminate this Agreement without liability or expense of Sellers to Buyer.

Section 18. Conditions for Mutual Benefit.

(a)	The obligations of each of the parties under this Agreement will be subject to the satisfaction at Closing of the following conditions:

(vii)	the receipt of all necessary approvals and consents of the transactions contemplated in this Agreement; and

(viii)	the parties using their best efforts to obtain the necessary release of all personal guarantees of the Sellers made on behalf of Euroclub in third party agreements.

(b)	If the above condition set forth is not satisfied, any of Buyer or Sellers will be entitled forthwith to terminate this Agreement without that liability or expense of such party to the others.

Section 19. Concurrent Requirements

At the Closing, each of the parties hereto will deliver to the other such documents and make such payments of money as are required by the terms of this Agreement to be delivered or paid at the time of Closing and all matters of delivery of documents and payment of money by the parties hereto pursuant of this Agreement and the registration of all appropriate documents in all appropriate public offices of registration will be deemed to be concurrent requirements such that nothing is deemed to be completed until everything has been paid, delivered and registered with respect to the purchase and sale contemplated herein.

Section 20. Survival of Representations and Warranties of Sellers

(a)

The representations and warranties made by the Sellers and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the closing of the purchase of the Euroclub Shares provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Buyer or any other person or any knowledge of the Buyer or any person, shall continue in full force and effect for the benefit of the Purchaser, subject to the following provisions of this section:

(i)	Except as provided in (b) and (c) of this section, no warranty claim may be made or brought by the Buyer after the date which is two years following the Closing Date;

(ii)

Any warranty claim which is based or relates to the tax liability of Euroclub for a particular taxation year may be made or brought by the Buyer at any time prior to the expiration of the period (if any) during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties in respect of such taxation year under applicable tax legislation could be issued, assuming that Euroclub does not file any waiver or similar document extending such period as otherwise determined; and

(iii)

Any warranty claim which is based upon or relates to the title to the Euroclub Shares or which is based upon intentional misrepresentation or fraud by the Sellers may be made or brought by the Buyer at any time.

After the expiration of the period of time referred to in (a) of this section, the Sellers will be released from all obligations and liabilities in respect of the representations and warranties made by the Sellers and contained in this Agreement or in any document or certificate given in order to carry out the transactions contemplated hereby, except with respect to any warranty claim made by the Buyer in writing prior to the expiration of such period and subject to the rights of the Buyer to make any claim permitted by (b) and or (c) of this section.

Section 21. Survival of Representations and Warranties of Buyer.

The representations and warranties made by the Buyer and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby will survive the closing of the purchase and sale of the Euroclub Shares provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Sellers or any other person or any knowledge of the Sellers or any other person, shall continue in full force and effect for the benefit of the Sellers; provided that no warranty claim may be made or brought by the Sellers after the date which is two years following the Closing Date.

Section 22. Interim Period.

Subject to Closing, the transfer of possession of the Euroclub Shares from the Sellers to the Buyer shall be deemed to take effect as of the Closing Date. During the period between the Effective Date and the Closing (the “Interim Period”) the Assets shall be held and the Business shall be carried on, managed and operated by the Sellers in the ordinary course of business (except as may be otherwise provided in this Agreement) for the account of the Buyer. The Sellers covenants and agrees that it shall carry on, manage and operate the Business Assets in accordance with the provisions of this Agreement and that all acts and proceedings taken by the Sellers in the carrying on, management and operation of the Business Assets from the date hereof to the Closing shall be subject to the prior approval of the Buyer, which approval shall not be unreasonably withheld.

Section 23. Dispute Resolution

(a)

If Sellers and Pruchaser do not agree as to any of the matters which, if no agreement is reached upon them, are by the provisions hereof to be determined by arbitration, or if any provisions of this Agreement specifically refer issues or disputes to arbitration hereunder, any such disagreement, issue or dispute shall, except as hereinafter provided, be determined and resolved by arbitration pursuant to the provisions of the Commercial Arbitration Act of British Columbia.

(i)	The following provisions shall govern any arbitration hereunder:

A.

the reference to arbitration shall be to a single arbitrator, or if the parties are unable to agree to a single arbitrator within 7 days from the reference to arbitration, then the reference shall be to three arbitrators, one of whom shall be chosen by Sellers, one by Buyer, and the third by the two so chosen, and the third arbitrator so chosen shall be the chairman;

B.	the award shall be unanimous or made by the majority of the arbitrators;

C.	the arbitrators shall make their award in writing within 2 months after the appointment of the last of them;

D.

the arbitrators may, if they think fit, on application of either Sellers or Buyer, make an order that, prior to commencement of any hearings on the reference, the parties shall be entitled to discovery of witnesses under oath and/or production and discovery of documents;

E.

Sellers and Buyer and persons, corporations and other legal entities claiming through them will give evidence by way of affidavit and the parties will submit to cross examination under oath, submit to be cross examined under oath by the arbitrators and counsel for the other parties on the matter in dispute as well as by the other party to this Agreement or its legal representatives and shall, subject to the said Commercial Arbitration Act, produce before the arbitrators all records within their possession or power which may be called for, and do all other things which during the proceedings on the reference the arbitrators may require;

F.	the witnesses on the reference will give evidence by affidavit and will submit to cross examination under oath;

G.	the award shall be final and binding on Sellers and Buyer and the persons, corporations and other legal entities claiming through them; and

(ii)	the costs of the reference award shall be borne as follows:

A.	Sellers and Buyer shall each bear their own costs of the reference and award including the fees and expenses of the arbitrator appointed by each respectively, and

B.	the fees and expenses of a single arbitrator or the third arbitrator shall be shared equally by Sellers and Buyer.

(b)

The parties agree that with respect to any amendment to the said Commercial Arbitration Act which makes provision that there shall be incorporated in any submission any provision not herein contained, such provision shall not be part of such submission to arbitration hereunder unless the parties hereto shall in writing expressly agree to the incorporation of such provision herein.

Section 24. Miscellaneous.

(a) Time of the Essence. Time is of the essence in the performance of all of the terms and conditions of this Agreement.

(b) Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective legal representatives, successors, and assigns of the parties, and not to any other party.

(c) Notices. All notices, requests, demands, and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered or mailed first class, postage prepaid, as follows:

(i) If to Buyer, at the address shown in this Agreement, or such other address as may be subsequently provided by the Buyer to the Seller hereto;

(ii) If to Seller, at the address shown in this Agreement or such other address as may be subsequently provided by such Seller to the other parties hereto; and

(iii) If to the Company, at the address shown in this Agreement, or such other address as may be subsequently provided by the Company to the other parties;

(d) Governing Law. This Agreement has been executed in the Province of British Columbia and shall be construed in accordance with the laws of such province. It is understood and acknowledged that any laws relating directly to the Business Assets will be construed in accordance with the laws of those jurisdictions.

(e) Interpretation. This negotiated Agreement has been drafted by both parties. Any ambiguity in this Agreement shall be resolved in accordance with its fair meaning and neither for nor against any party on the basis of authorship.

(f) Counterparts. This Agreement may be executed in two or more original or facsimile counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(g) Actions Necessary to Complete Transaction. Each party covenants and agrees to promptly execute and deliver all such other documents or instruments, to take any further actions, to provide further assurances in law, and to do all things reasonably necessary in order to carry out the provisions of this Agreement and effectuate the transactions contemplated by this Agreement.

(h) Waiver.

(i)	Buyer may, at its option, waive in whole or in part any or all of the provisions herein for the benefit of Buyer.

(ii)	Sellers may, at its option, waive in whole or in part any or all of the provisions herein for the benefit of Sellers.

(iii)

No waiver pursuant to this section of the whole or any part of any provision will operate as a waiver of any other part thereof or as a waiver of any other provision, and no waiver of the whole or any part of any such provision which is also expressed in this Agreement to be a covenant, representation or warranty will operate so as to waive, diminish the scope of or otherwise affect such covenant, representation or warranty, and all such covenants, representations and warranties will to the extent provided herein remain in full force and effect notwithstanding the Closing.

(i) Each Party Pays Own Costs. Sellers and Buyer shall each pay their own costs and expenses associated with the transaction contemplated herein, including but without limitation, all brokerage commissions, legal, accounting, professional, consulting and other advisory fees.

(j) Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for the purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

(k) Successors and Assigns. Nothing in this Agreement will be construed as conferring upon any person, other than the parties hereto and their respective successors in interest, any right, remedy or claim under or by reason of this Agreement.

(l) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. In the event that any of the provisions contained in this Agreement are held to be void or unenforceable, this Agreement shall be construed without such provisions.

(m) Amendments. No amendment or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

(n) Enurement. All the terms and provisions of this Agreement will be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

(o) Entire Agreement. Neither party has made any representation, warranty, or covenant not set forth herein. This Agreement, together with all ancillary agreements, constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification, nor amendment of this Agreement shall be binding unless executed in writing by all of the parties.

(p) Releases and Business Records. At the closing, Seller shall deliver to Buyer:

(i)

General releases, in such form provided by Buyer’s counsel and reasonably approved by Seller’s counsel, of all statutory rights, claims and liabilities held by corporate officers or employees against the Business Assets on or before the Closing Date, if such claim or liabilities can in any way affect the Business Assets.

(ii)	All business records of whatsoever nature and kind relating to the Business Assets.

(q) Consent to Jurisdiction. Except as set forth above in Section 21 (d), any dispute, claim, or controversy arising from or related to this Agreement shall be submitted to the exclusive jurisdiction of the Supreme Court of British Columbia. The parties hereby expressly consent to this forum selection and expressly waive all jurisdictional defenses, including, without limitation, the jurisdiction defense of forum non conveniens.

IN WITNESS WHEREOF the parties have duly executed this Agreement on the 11th day of November, 2016.

Euroclub Holding Limited

Per:       /s/ Nicolaos Mellios

Sterling Group Ventures, Inc.

Per:      s/ Christopher Tsakok

SCHEDULE "A"

Business Assets

1. Proprietary iGaming / Back-office Platform
2. Proprietary Online Poker Software
3. Proprietary Online Casino & Skill Games Software (75% owned by the Seller)
4. Gaming Licenses regulated by the Malta Gaming and Curacao E-gaming authorities
5. Business development agreements
6. Corporate Structure details below:

Mojo Group for RTO / listing
Euroclub Holding Limited (Malta)
Curacao Licensed & Casino
Newco: Mojo Interactive Solutions N.V. Curacao License
100%
EU Licenses
EuroClub Poker Ltd. Class 3 on 4 (Malta) To be renamed Mojo Games
100%
EuroClub Network Ltd. Class 4 (Malta) To be renamed Mojo Network
100%
India Project
100%
Mojo Interactive Services India Private Limited (India)

SCHEDULE "B"

EUROCLUB HOLDING LTD. SHAREHOLDERS

IN WITNESS WHEREOF this Agreement has been executed as of the 1st day of November 2016.

No.	Shareholder	Number of Shares	Signature	Witness
1	Nicolaos Mellios	2000	[signature]	R. Snell [signature]
2	Neptune Systems Ltd.	12000	[signature]	[signature]
3	Chris MacPherson	515	[signature]	R. Snell [signature]

NM

11/01/16 11:20 AM

Purchase and Sale Agreement

- 1 -

Schedule "C"

<u>Series "A" Preferred Shares</u>
Total Value of Preferreds to be issued: $3,957,500
Non-interest bearing
Non-tradeable
Voting rights of 25 votes per preferred
Exchangeable for 25 shares at $0.20/share
Redeemable at $5.00/share

<u>Series "E" Warrants</u>
Total of 98,937,500 Series "E" warrants to be issued
Exercisable at $0.15
Expiry in 3 years